UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 19, 2014

JAKKS PACIFIC, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-28104	95-4527222
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

22619 Pacific Coast Highway, Malibu, California	90265
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (310) 456-7799

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.

We mailed a Proxy Statement on or about November 7, 2014 to our stockholders of record as of October 22, 2014 in connection with our 2014 Annual Meeting of Stockholders, which was held on December 19, 2014 at Sherwood Country Club, 320 West Stafford Road, Thousand Oaks, California, 91361. At the Meeting, the stockholders voted on four matters as follows: (i) election of directors, and the slate of nominees was elected, (ii) the ratification of our auditors, which was approved, (iii) an amendment to our By-Laws, which was approved, and (iv) an advisory vote concerning compensation of our named executive officers, which was approved.

The first matter was the election of the members of the Board of Directors. The six directors elected and the tabulation of the votes (both in person and by proxy) was as follows:

Nominees for Directors	For	Withheld

Stephen G. Berman	13.351,226	1,290,958
Murray L. Skala	11,004,409	3,637,775
Peter F. Reilly	7,588,008	7,054,176
Rex H. Poulsen	13,363,514	1,278,670
Michael S. Sitrick	14,353,534	288,650
Fergus McGovern	14,355,276	286,908

There were 5,090,402 broker held non-voted shares represented at the Meeting with respect to this matter.

The second matter upon which the stockholders voted was the proposal to ratify the appointment by the Board of Directors of BDO USA, LLP, as our independent certified public accountants for 2014. The tabulation of the votes (both in person and by proxy) was as follows:

For	Against	Abstentions

19,144,421	122,930	465,235

There were no broker held non-voted shares represented at the Meeting with respect to this matter.

The third matter upon which the stockholders voted was a proposal to approve an amendment to our By-Laws to provide that director nominees in uncontested elections be elected by the affirmative vote of the majority of votes cast at an annual stockholders meeting. The tabulation of the votes (both in person and by proxy) was as follows:

For	Against	Abstentions

7,476,639	6,047,570	1,117,973

There were 5,090,404 broker held non-voted shares represented at the Meeting with respect to this matter.

The fourth matter upon which the stockholders voted was an advisory vote approving the compensation of our named executive officers. The tabulation of the votes (both in person and by proxy) was as follows:

For	Against	Abstentions

9,021,187	5,200,590	420,407

There were 5,090,402 broker held non-voted shares represented at the Meeting with respect to this matter.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JAKKS PACIFIC, INC.

Dated: December 29, 2014
By: /s/ JOEL M. BENNETT Joel M. Bennett, CFO